Exhibit 10.2

THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

October 7, 2015

i

6.6	Titles and Subtitles	8
6.7	Notices	8
6.8	Finder’s Fee	8
6.9	Expenses	8
6.10	Amendments and Waivers	8
6.11	Severability	8
6.12	Confidentiality	9
6.13	Publicity	9
6.14	Entire Agreement	9
6.15	Legends	9
6.16	Nasdaq Listing	10
6.17	Miscellaneous	10
6.18	Authorization	10
6.19	Registrable Securities	10

ii

THERAVANCE BIOPHARMA, INC.

ORDINARY SHARE PURCHASE AGREEMENT

THIS ORDINARY SHARE PURCHASE AGREEMENT (the “Agreement”) is made as of the 7th day of October, 2015, by and among Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”) and Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (“GSK”).

WHEREAS, the Company and GSK, are parties to that certain Governance Agreement dated March 3, 2014 (the “Governance Agreement”);

WHEREAS, Section 2.1(d)(ii) of the Governance Agreement affords GSK, on a quarterly basis, the opportunity to purchase the Company’s ordinary shares (the “Ordinary Shares”) sufficient to maintain GSK’s Percentage Interest (as defined in the Governance Agreement) at the same level as prior to any exercise of share options and vesting of restricted shares during the prior quarter; and

WHEREAS, the parties desire to enter this Agreement, pursuant to which GSK may purchase the Company’s Ordinary Shares from time-to-time pursuant to Section 2.1(d)(ii) of the Governance Agreement.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                   Purchase and Sale of Shares.

1.1                               Sale and Issuance of Ordinary Shares.

(a)                                 On or prior to each Closing (as defined below), the Company shall have authorized the sale and issuance to GSK of the Ordinary Shares to be issued at such Closing (the “Shares”).  The Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Memorandum and Articles of Association (the “Restated Articles”).

(b)                                 Subject to the terms and conditions of this Agreement, if the Company and GSK execute a schedule to this Agreement (each, a “Schedule”, and collectively, the “Schedules”), the form of which is attached hereto as Exhibit A, then, at the applicable Closing, GSK agrees to purchase and the Company agrees to sell and issue to GSK the number of Shares listed on such Schedule for the aggregate amount set forth therein (the “Aggregate Purchase Price”).  Each purchase and sale of Shares is referred to in this Agreement as a “Purchase.”

1.2                               Closing.  Each Purchase shall take place at the offices of the Company, 901 Gateway Boulevard, South San Francisco, California 94080 or at such other place as the parties may agree.  Within three (3) Business Days of the execution and delivery of a Schedule by each of GSK and the Company, GSK will initiate an irrevocable wire transfer in the amount of the Aggregate Purchase Price listed on such Schedule to the account designated by the Company on such Schedule.  Immediately upon the Company’s receipt of such Aggregate Purchase Price the Purchase contemplated by such Schedule shall be consummated (each, a “Closing”).  As promptly as practicable following each Closing, the Company shall use all commercially reasonable efforts to arrange for the Company’s register of members (the “Register of Members”) to be updated to reflect the issuance of the Shares to GSK and for the Company’s transfer agent to deliver to GSK a copy of the updated Register of Members reflecting the Shares that GSK was issued at each such Closing.  As used herein, “Business Day” shall mean any weekday that is not a day on which banking institutions in San Francisco, California or London, United Kingdom are authorized or obligated to close.

2.                                   Representations and Warranties of the Company.  The Company hereby represents and warrants to GSK that, as of the date hereof, except as set forth in the SEC Reports (as defined below, but excluding for the purposes of Section 2, other than Section 2.8, any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature), which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1                               Incorporation, Good Standing and Qualification.  The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement, (ii) to issue and sell Ordinary Shares pursuant to this Agreement, (iii) to perform its obligations under the Restated Articles, and (iv) to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2                               Authorization.

(a)                                 All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and each Schedule, as the case may be, the performance of all obligations of the Company hereunder or thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Ordinary Shares hereunder has been taken or will be taken prior to the relevant Closing, and this Agreement constitutes and each Schedule when executed will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)                                 The Board of Directors of the Company (the “Board of Directors”) has approved the entry by the Company into this Agreement and the execution of any Schedule pursuant to the terms of this Agreement, the performance of the Company’s obligations hereunder and thereunder, and, to the Company’s knowledge, no “moratorium”, “control share acquisition”, “business combination”, “fair price” or other form of anti-takeover or similar law of any jurisdiction is applicable to the Company and the transactions contemplated by this Agreement or any such Schedule.

2.3                               Valid Issuance of Ordinary Shares.  The Ordinary Shares that are being purchased by GSK hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and each Schedule for the consideration expressed in the applicable Schedule, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Governance Agreement, the Restated Articles and under applicable state and federal securities laws.  The Ordinary Shares that are being purchased by GSK under this Agreement or any Schedule will not be subject to preemptive rights or rights of first refusal that have not been waived or complied with.

2.4                               Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or any Schedule, except (i) certain post-closing filings as may be required pursuant to federal securities laws and under the “Blue Sky” laws of the various states and (ii) any required filing under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

2.5                               Offering.  Subject in part to the truth and accuracy of GSK’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Ordinary Shares as contemplated by this Agreement and pursuant to any Schedule are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the Commission thereunder) hereafter that would cause the loss of such exemption.

2.6                               Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to execute any Schedule or to consummate the transactions contemplated hereby or thereby.

2.7                               Compliance with Other Instruments.  The execution, delivery and performance of this Agreement and any Schedule and the consummation of the transactions contemplated hereby and thereby will not violate or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any statute, rule or regulation applicable to the Company or any instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.8                               SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the

Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the shorter of (a) the period since May 14, 2014 or (b) the three (3) years preceding the date of the applicable Schedule (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

2.9                               Non-Reliance.  The Company acknowledges and agrees that GSK and its affiliates have, or may have, non-public information regarding the respiratory programs being developed under the Strategic Alliance Agreement (as amended from time to time), dated March 30, 2004, between Theravance Respiratory Company LLC (as assignee of Theravance, Inc.) and GSK, and that such non-public information may be material to the value of the Shares as a result of the Company’s economic interest in such programs.  The Company acknowledges that this Agreement does not obligate GSK to provide such non-public information to the Company.  The Company acknowledges that by GSK entering into this Agreement or any Schedule to this Agreement, GSK has not made, and is not making, any representation or warranty as to the existence, non-existence or materiality of any such information and that the Company is not relying on any such representation or warranty.

2.10                        Absence of Certain Events and Changes.  Since the date of the last day of the period covered by the Company’s most recently filed periodic report covering an annual or quarterly period with the Commission, (i) there has not been any event, change or development which, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect on the Company; (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business; (iii) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders; and (iv) other than the surrender to the Company of Ordinary Shares by employees of the Company in connection with the Company’s payment of withholding taxes due upon the vesting or settlement of employees’ equity awards, the Company has not purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

2.11                        Corporate Documents.  The Restated Articles are in the form as set forth as exhibits in the SEC Reports.

2.12                        Registration Rights.  Except as required pursuant to the Registration Rights Agreement dated March 3, 2014, by and between the Company and GSK (the “Registration Rights Agreement”), the Company is not presently under any obligation, and has not granted, any rights to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

3.                                      Representations and Warranties of GSK.  GSK hereby represents and warrants that:

3.1                               Authorization.  GSK has full power and authority to enter into this Agreement and each Schedule and this Agreement constitutes and each Schedule when executed will constitute a valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2                               Purchase Entirely for Own Account.  This Agreement is made with GSK in reliance upon GSK’s representation to the Company, which by GSK’s execution of this Agreement and each Schedule GSK hereby confirms, that the Ordinary Shares to be received by GSK pursuant to this Agreement and each Schedule (the “Securities”) will be acquired for investment for GSK’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that GSK has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable securities laws.  By executing this Agreement and each such Schedule, GSK further represents that GSK does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3                               Disclosure of Information.  GSK further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Ordinary Shares and the business, properties, prospects and financial condition of the Company.  GSK acknowledges that it has read the “Risk Factors” Section contained in the Company’s most recently filed periodic report covering an annual or quarterly period with the Commission and understands the Company’s business and recognizes that a purchase of the Company’s Ordinary Shares involves risks and uncertainties.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of GSK to rely thereon.

3.4                               Investment Experience.  GSK is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Ordinary Shares.  GSK also represents that it has not been organized for the purpose of acquiring the Ordinary Shares.

3.5                               Accredited Investor.  GSK is an “accredited investor” within the meaning of Rule 501 of Regulation D adopted pursuant to the Act, as presently in effect.

3.6                               Restricted Securities.  GSK understands that the Securities it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances.  In this connection, GSK represents that it is familiar with Rule 144 adopted pursuant to the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7                               Governance Agreement.  GSK acknowledges and agrees that (a) the Shares it is purchasing pursuant to each Schedule are “Voting Shares” (as defined in the Governance Agreement), (b) the Shares are subject to the terms and conditions of the Governance Agreement, including, but not limited to, the resale restrictions and voting obligations contained therein, and (c) it is purchasing the Shares pursuant to Section 2.1(d)(ii) of the Governance Agreement.

4.                                      Conditions of GSK’s Obligations at Each Closing.  The obligations of GSK under subsection 1.1(b) of this Agreement with respect to each Closing are subject to the fulfillment on or before such Closing of each of the following conditions, the waiver of which shall not be effective against GSK if it does not consent thereto:

4.1                               Performance.  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

4.2                               Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall have been true on and as of such Closing.

4.3                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, purchase and sale of the Securities pursuant to this Agreement and each Schedule shall be duly obtained and effective as of such Closing.

4.4                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to GSK, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

5.                                      Conditions of Company’s Obligations at Each Closing.  The obligations of the Company to GSK under this Agreement with respect to each Closing are subject to the fulfillment on or before such Closing of each of the following conditions by GSK:

5.1                               Representations and Warranties.  The representations and warranties of GSK contained in Section 3 shall have been true on and as of such Closing.

5.2                               Qualifications.  All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance, purchase and sale of the Securities pursuant to this Agreement and each such Schedule shall be duly obtained and effective as of such Closing.

6.                                      Miscellaneous.

6.1                               Survival of Warranties.  The warranties, representations and covenants of the Company and GSK contained in or made pursuant to this Agreement or any Schedule shall survive each Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of GSK or the Company.

6.2                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement and each Schedule shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3                               Governing Law.  This Agreement and each Schedule shall be governed by and construed in accordance with and governed by the law of the State of Delaware, without regard to the conflicts of laws principles thereof.  Any action brought, arising out of, or relating to this Agreement or each Schedule shall be brought in the Court of Chancery of the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of said Court in respect of any claim relating to the validity, interpretation and enforcement of this Agreement and any Schedule executed by the Company and GSK, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding in which any such claim is made that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts, or that the venue thereof may not be appropriate or that this agreement may not be enforced in or by such courts.  The parties hereby consent to and grant the Court of Chancery of the State of Delaware jurisdiction over such parties and over the subject matter of any such claim and agree that mailing of process or other papers in connection with any such action, suit or proceeding in the manner provided in Section 6.7, or in such other manner as may be permitted by law, shall be valid and sufficient thereof.

6.4                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY SCHEDULE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

6.5                               Counterparts.  This Agreement and any Schedule may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.6                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  Notwithstanding the foregoing or any provision to the contrary in the Registration Rights Agreement or the Restated Articles, the Company agrees that when any notice is given to GSK, whether under this Agreement, the Registration Rights Agreement or the Restated Articles, such notice shall not be deemed to be effectively given until a copy of such notice is transmitted to GSK via facsimile. All notices and certificates will be addressed to GSK at its address set forth on the signature page hereto or at such other address as the Company or GSK may designate by ten (10) days advance written notice to the other parties hereto.

6.8                               Finder’s Fee.  GSK agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which GSK or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless GSK from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9                               Expenses.  Irrespective of whether any Closing is effected, each party shall bear their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement or any Schedule.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, a Schedule or the Restated Articles, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10                        Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and GSK.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased pursuant to each Schedule at the time outstanding, each future holder of all such securities, and the Company.

6.11                        Severability.  If one or more provisions of this Agreement, including any Schedule, are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12                        Confidentiality.  Any confidential information obtained by GSK pursuant to this Agreement or any Schedule which is labeled or otherwise identified as confidential or proprietary shall be treated as confidential and shall not be disclosed to a third party without the prior written consent of the Company and shall not be used by GSK for any purpose other than monitoring GSK’s investment in the Company, except that GSK may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to its affiliates, officers, directors, shareholders, members and/or partners in the ordinary course of business or pursuant to disclosure obligation to affiliates, shareholders, members and/or partners; provided that such information is provided to such persons and entities with notice that such information is confidential and should be treated as such, (iii) to any prospective purchaser of GSK’s shares of the Company, provided (in the case of disclosure in clause (iii)) the recipient agrees to keep such information confidential and to use such information solely for evaluation of such proposed purchase, or (iv) as may otherwise be required by law.  Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcement of this Agreement and said information shall not be deemed confidential after it becomes publicly known through no fault of the recipient.  The provisions of this Section 6.12 shall be in addition to, and not in substitution for, the provisions of any separate confidentiality agreements executed by the parties hereto; provided that if there is any conflict between the provisions of this Section 6.12 and the more restrictive provisions of such separate confidentiality agreements, the provisions of such separate confidentiality agreements shall prevail.

6.13                        Publicity.  No party or any affiliate of a party shall make, or cause to be made, any publicity, news release or other such general public announcement or make any other disclosure to any third party in respect of this Agreement or any Schedule or any of the transactions contemplated hereby or thereby (including, without limitation, disclosure of GSK’s ownership interest in the Company) without the prior written consent of the other party; provided however, that the foregoing provision is not intended to limit communications deemed reasonably necessary or appropriate by a party or its affiliates to its employees, shareholders, partners, directors, officers, potential investors, accountants and legal counsel who are under an obligation to preserve the confidentiality of the foregoing.  Notwithstanding the foregoing provision, the parties and their respective affiliates shall not be prohibited from making any disclosure or release that is required by law, court order, or applicable regulation, or is considered necessary by legal counsel to fulfill an obligation under securities laws or the rules of a national stock exchange.

6.14                        Entire Agreement.  This Agreement, the Schedules and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.15                        Legends.  It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)                                 “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”).  The shares may not be sold,

transferred or assigned in the absence of an effective registration for these shares under the Act or an opinion of the corporation’s counsel that registration is not required under the Act.”

(b)                                 “The sale, pledge, hypothecation, assignment or transfer of the securities represented by this certificate is subject to the terms and conditions of a Governance Agreement by and between the shareholder and the corporation.  Copies of such agreement may be obtained upon written request to the Secretary of the Corporation.”

(c)                                  Any legend required by the laws of any state.

6.16                        Nasdaq Listing.  The Company shall use all commercially reasonable efforts to have the Shares acquired by GSK at each Closing authorized for listing on Nasdaq.

6.17                        Miscellaneous.  GSK and the Company each agree and acknowledge that upon execution and delivery of any Schedule, such Schedule shall be deemed as adequate and timely notice, pursuant to Section 2.1(d)(ii) of the Governance Agreement, of GSK’s election to purchase that number of Shares from the Company as set forth on each Schedule with respect to the three month period listed on each such Schedule.  GSK and the Company agree that the execution of this Agreement or any Schedule and the consummation by it of the transactions contemplated hereby and thereby does not violate, conflict with or result in the breach or termination of, or constitute a default under the terms of, any existing agreement between GSK or any of its affiliates, on the one hand, and the Company or any of its affiliates, on the other hand. GSK and the Company agree that each of them can decide to halt the execution of Schedules as a means to effect the purchase of Shares pursuant to Section 2.1(d)(ii) of the Governance Agreement and revert to the method of executing an ordinary share purchase agreement to effect each purchase of Shares pursuant to Section 2.1(d)(ii) of the Governance Agreement.

6.18                        Authorization.  GSK has full power and authority to enter into this Agreement and each Schedule, as the case may be, and this Agreement constitutes and each Schedule when executed will constitute a valid and legally binding obligation, enforceable in accordance with its respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

6.19                        Registrable Securities.  The Shares purchased by GSK pursuant to each Schedule shall constitute Registrable Securities as defined in, and in accordance with the limitations set forth in, the Registration Rights Agreement.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THERAVANCE BIOPHARMA, INC.

By:	/s/ Renee D. Gala
Name:	Renee D. Gala
Title:	SVP and Chief Financial Officer

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

GLAXO GROUP LIMITED

By:	/s/ Paul Williamson
Signature of Authorized Person
Name:	Paul Williamson
Title:	Authorised Signatory For and on behalf of Edinburgh Pharmaceutical Industries Limited Corporate Director
Address:	980 Great West Road, Brentford
Middlesex, TW89GS, UK

SIGNATURE PAGE TO ORDINARY SHARE PURCHASE AGREEMENT

Exhibit A

FORM OF SCHEDULE

Date: ,

This schedule is by and between Theravance Biopharma, Inc., a Cayman Islands exempted company (the “Company”) and Glaxo Group Limited, a limited liability company organized under the laws of England and Wales (“GSK”), pursuant to that certain Ordinary Share Purchase Agreement, dated as of [•], 2015 (as amended from time to time, the “Agreement”), among the Company and GSK.  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agreement.

The Company and GSK agree to effect a Closing on the following terms and conditions:

1.              Number of Shares:

2.              Price per Share: $

3.              Aggregate Purchase Price: $

4.              Wire instructions:

Pursuant to Section 6.17 of the Agreement, the Company and GSK agree that the three month period for which the Purchase is being made pursuant to Section 2.1(d)(ii) of the Governance Agreement is [  ] — [  ], 20  .

The Company represents and warrants to GSK that each representation and warranty made by the Company in Section 2 of the Agreement is true on and as of the date hereof, except as set forth in the SEC Reports (but excluding for the purposes of Section 2, other than Section 2.8, any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

GSK represents and warrants to the Company that each representation and warranty made by GSK in Section 3 of the Agreement is true on and as of the date hereof.

Exhibit A

THERAVANCE BIOPHARMA, INC.

By:
Name:
Title:

GLAXO GROUP LIMITED

By:
Signature of Authorized Person
Name:
Title:

Address:

Facsimile No: